Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road

Houston, Texas 77041

NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

WEDNESDAY APRIL 19, 2006

UNIVERSAL COMPRESSION APPOINTS NEW BOARD MEMBER

Houston, April 19, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today announced that its Board of Directors appointed J.W.G. “Will” Honeybourne to the Board. Mr. Honeybourne is Managing Director of First Reserve Corporation. Prior to joining First Reserve, Mr. Honeybourne served as Senior Vice President of Western Atlas International and, before that time, served as President and Chief Executive Officer of Alberta-based Computalog. Mr. Honeybourne currently serves as Chairman of PowerWell Services, Inc.

“We are pleased that Will Honeybourne has agreed to join the Board,” said Stephen A. Snider, Chairman, President and Chief Executive Officer of Universal. “His extensive managerial and financial experience in the energy industry will be a valuable addition to our company.”

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

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